UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, Servotronics, Inc. (the “Company”) announced that the Company’s board of directors (the “Board”) has appointed Robert Fraass. as its Chief Financial Officer, effective May 1, 2023.

Mr. Fraass, age 52, previously served as Senior Vice President of Finance – Corporate Controller & Treasurer at Stark Technologies Group, Inc. since 2020. He was Vice President of Finance at PostProcess Technologies from 2018 to 2020. He has also held several executive finance roles of increasing responsibility at Ivoclar Vivadent, Inc., Integer, Inc. and Integrys Energy Services, Inc.

Mr. Fraass holds a Bachelor of Science degree in Business Administration and Accounting from Bucknell University. He is a Certified Public Accountant, Certified Management Accountant and a Chartered Global Management Accountant.

Mr. Fraass will be paid an annual base salary of $265,000. His annual target cash bonus is set at 30% of base salary, with a maximum bonus opportunity of 60% of his base salary. Mr. Fraass will receive a one-time new hire equity award with a grant date value of $20,000. The equity award will vest on May 1, 2024, subject to Mr. Fraass’ continued employment with the Company.

In addition, Mr. Fraass received a participation agreement under the Company’s Executive Change in Control Severance Plan which provides that upon a termination of his employment by the Company without Cause or by Mr. Fraass for Good Reason, in either case following a change in control, Mr. Fraass will receive a lump sum amount equal to 1.5 times his annual total cash compensation, plus a prorated annual cash bonus at the target level of performance. In addition, Mr. Fraass will receive certain COBRA premium payments during a 12-month benefit continuation period.

There are no family relationships between Mr. Fraass and any director or executive officer of the Company and there are no transactions between Mr. Fraass and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Fraass replaces Lisa F. Bencel as Chief Financial Officer effective May 1, 2023. Ms. Bencel has indicated that she will stay with the Company through May 19, 2023 to assist with transition matters.

Item 7.01	Regulation FD Disclosure.

On April 26, 2023, the Company issued a press release titled “Servotronics Appoints Robert Fraass as Chief Financial Officer.” A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No. Description

10.1	Servotronics, Inc. Executive Change in Control Severance Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on May 16, 2022)

10.2	Participation Agreement for Executive Change in Control Severance Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on May 16, 2022)

99.1	Press release of Servotronics, Inc. dated April 26, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 26, 2023

Servotronics, Inc.

By:	/s/William F. Farrell, Jr.
William F. Farrell, Jr.
Chief Executive Officer